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                                                                    EXHIBIT 99.3
(BURLINGTON RESOURCES LOGO)
                                                                    NEWS RELEASE


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TO: DAILY PAPERS, TRADE PRESS        FOR: IMMEDIATE      COMPANY CONTACTS:
    FINANCIAL AND SECURITY ANALYSTS       RELEASE        FINANCIAL: JOHN CARRARA    713-624-9548
                                                         MEDIA:     JAMES BARTLETT  713-624-9354

    BURLINGTON RESOURCES WEB SITE: www.br-inc.com                                         BR0405
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               BURLINGTON RESOURCES ANNOUNCES 2-FOR-1 STOCK SPLIT
                 AND DECLARES QUARTERLY DIVIDEND ON COMMON STOCK

         HOUSTON, TEXAS, JANUARY 21, 2004 -- The board of directors of Burlington Resources Inc. (NYSE: BR and TSX: B) today announced a 2-for-1 split on the company's common stock in the form of a share distribution, subject to shareholder approval of an amendment to the company's Certificate of Incorporation to increase the number of authorized shares of the company's common stock to 650 million shares from the current level of 325 million shares. Shareholders will consider the matter at the company's Annual Meeting of Stockholders on April 21, 2004. The stock split would be payable on June 1, 2004 to shareholders of record on May 5, 2004.

         In addition, the board declared a quarterly dividend of 15 cents per share on the company's common stock on a pre-split basis, payable on April 9, 2004, to shareholders of record on March 10, 2004.

         "The stock dividend reflects the company's strong business performance, as well as confidence in our future opportunities," said Bobby S. Shackouls, Burlington Resources chairman, president and chief executive officer. "Our strong dividend program, as well as our ongoing share repurchase program, confirm our commitment to creating value for shareholders."

         Burlington Resources ranks among the world's largest independent oil and gas companies, and holds one of the industry's leading positions in North American natural gas reserves and production. Headquartered in Houston, Texas, the company conducts exploration, production and development operations in the U.S., Canada, the United Kingdom, Africa, China and South America. For additional information see the Burlington Resources Web site at www.br-inc.com.


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FORWARD-LOOKING STATEMENTS
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the company's periodic reports filed with the Securities and Exchange Commission.
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